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                                                                 EXHIBIT 10.19.7

                           AVERY DENNISON CORPORATION
                      NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT, dated ____________ ___, 2002, is made by and between Avery Dennison Corporation, a Delaware corporation, hereinafter referred to as the "Company," and *, an employee of Company or a Subsidiary of Company, hereinafter referred to as "Employee".

WHEREAS, Company wishes to afford Employee the opportunity to purchase shares of its $1.00 par value common stock under the terms of The 1990 Stock Option and Incentive Plan for Key Employees of Avery Dennison Corporation; and

WHEREAS, the Compensation and Executive Personnel Committee of the Company's Board of Directors (herein after referred to as the "Committee"), appointed to administer said Plan, has determined that it would be to the advantage and best interest of Company and its shareholders to grant the Option provided for herein to Employee as an inducement to remain in the service of Company or its Subsidiaries and as an incentive for increased efforts during such service;

WHEREAS, the Committee has advised the Company of its determination and instructed the undersigned officers to issue said Option, which the Committee has determined should be a Non-Qualified Stock Option, as authorized under the Plan;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, Company and Employee do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

Whenever the following terms are used in this Agreement they shall have the meaning specified below unless the context clearly indicates to the contrary.

1.1      Option

         "Option" shall mean the option to purchase common stock of the Company granted under the Stock Option Agreement.

1.2      Plan

         The "Plan" shall mean The 1990 Stock Option and Incentive Plan for Key Employees of Avery Dennison Corporation.

1.3      Pronouns

         The masculine pronoun shall include the feminine and neuter, and the singular and plural, where the context so indicates.

1.4      Secretary

         "Secretary" shall mean the Secretary of the Company.

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* Refer to the attached Notice.

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1.5      Subsidiary

         "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.6      Termination of Employment

         "Termination of Employment" shall mean the time when the employee-employer relationship between the Employee and the Company or a Subsidiary is terminated for any reason, including, but not limited to, a termination by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous reemployment or continuing employment by the Company or a Subsidiary, and, at the discretion of the Committee, terminations which result in the severance of the employee-employer relationship that do not exceed one year. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment.

1.7      Change of Control

         "Change of Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A, Regulation 240.14a-101, promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Agreement or, if Item 6(e) is no longer in effect, any regulation issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 which serves similar purposes; provided that, without limitation, a Change of Control shall be deemed to have occurred if and when:

         (a) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities, or

         (b) Individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest or the election of the directors shall not constitute a majority of the Board of Directors following such election.

1.8      Beneficiary

         "Beneficiary" shall mean a person properly designated by the Employee, including his/her spouse or heirs at law, to exercise such Employee's rights under the Plan. Designation, revocation and redesignation of Beneficiaries must be made in writing in accordance with rules established by the Committee and shall be effective upon delivery to the Committee.

                                   ARTICLE II

                                 GRANT OF OPTION

2.1      Grant of Option

         In consideration of Employee's agreement to remain in the employ of Company or its subsidiaries and for other good and valuable consideration, on the date hereof the Company irrevocably

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         grants to Employee the option to purchase any part or all of an aggregate of * shares of its $1.00 par value common stock upon the terms and conditions set forth in this Agreement. Such Option is granted pursuant to the Plan and shall also be subject to the terms and conditions set forth in the Plan.

2.2      Purchase Price

         The purchase price of the shares of stock covered by the Option shall be __________ dollars ($_____) per share without commission or other charge.

2.3      Consideration to Company

         In consideration of the granting of this Option by the Company, the Employee agrees to render faithful and efficient service to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe, for a period of at least one (1) year from the date this Option is granted (unless the Employee retires before the end of such period and the Employee satisfies the requirements of the last paragraph of Section 3.1(a) below). Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without good cause. Nor shall it interfere with or restrict in any way, other than the forfeiture of all rights under this Agreement, the right of the Employee voluntarily to terminate his employment with the Company or a Subsidiary.

2.4      Adjustments in Option

         In the event that the outstanding shares of the stock subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable. Such adjustment shall be made with the intent that after the change or exchange of shares, the Employee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option may include a necessary corresponding adjustment in the option price per share, but shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices).

                                   ARTICLE III

                            PERIOD OF EXERCISABILITY

3.1      Commencement of Exercisability

         (a) The Option will vest (become available for exercise) nine years and nine months from the date the Option was granted. However, if certain conditions are met, the Option will become eligible for accelerated or early vesting three years from the date the Option was

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* Refer to the attached Notice.

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                  granted or on subsequent anniversary dates thereafter.

                  Such early or accelerated vesting will occur provided that the Company's return on total capital as reported in the annual report to shareholders (or other report) for the most recently completed fiscal year equals or exceeds the sixty-seventh (67%) percentile of the return on total capital for the peer group companies (as listed in the Company's proxy statement) for such third year (the performance test). (For example, the performance test for accelerated vesting for options granted in December 2002 will be based on the return on total capital for 2005).

                  To facilitate the peer group performance comparison needed to determine whether option vesting is accelerated, the figures for peer group companies return on total capital will be based upon the twelve-month performance for each company in the peer group closest to the Company's fiscal year end, using the most recent publicly available financial information for such companies.

                  If the Company meets the performance test described above, all prior non-vested Options eligible for accelerated vesting will become available for exercise as soon as possible following the Committee's certifications of the Company's performance as compared to the performance of the peer group companies.

                  If the Company fails to meet the performance test described above, all prior non-vested Options eligible for accelerated vesting will be subject to a similar performance test following the end of the next fiscal year. The test for accelerated vesting of Options will continue to "roll" in the manner described above until the Company passes the performance test, until nine years and nine months have elapsed from the date of grant, or until such Options otherwise vest as described herein.

                  Alternatively, Options, granted to employees as participants in the Long Term Incentive Plan, who (i) retire under the Company's retirement plan within sixty (60) days of the date of Termination of Employment, (ii) have worked for the Company for ten (10) or more years, and (iii) have a combination of age and service with the Company of seventy five (75) or more, will vest as of the date of Termination of Employment, provided that the Company has met the performance test (as described above) for the fiscal year ending prior to the employee's retirement.

         (b) No portion of the Option which is unexercisable under Subsection (a) above at Termination of Employment shall thereafter become exercisable.

         (c)      Notwithstanding Subsections 3.1(a) and 3.1(b) above, and
                  Section 3.4 below, upon a Change of Control, all Option installments not yet exercisable shall become immediately exercisable; provided, however, that if all or a portion of the Option installments which otherwise would become exercisable pursuant to this Subsection 3.1(c) is determined by the Committee to constitute, when exercised, a "parachute payment" as defined by Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such Option installments or portion thereof shall not become exercisable upon the Change of Control. In making this determination pursuant to the preceding sentence the Committee shall first take into account any payments to the Employee contingent on a change in the ownership or control of the Company or its assets (as provided in said Section 280G) under any other agreement or arrangement between the Company and Employee,

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                  exclusive of any agreement which is not subject to Section
                  280G because of Section 67(e) of the Tax Reform Act of 1984. Subsection 3.1(c) shall be final and binding upon Employee.

3.2      Term of Option

         The Option will expire and will not, under any condition, be exercisable after the tenth (10th) anniversary of the date the Option was granted. Such date shall be the Option's Expiration Date.

3.3      Exercise of Option after Termination of Employment

         This Option is exercisable by the Employee only while he is employed by the Company or a Subsidiary, subject to the following exceptions (or as authorized by the Committee):

         (a) If the Employee dies while the Option is exercisable under the terms of this Agreement, the Employee's Beneficiary may exercise such rights, subject to the limitation in Subsection 3.1(b). The Option must be exercised within twelve (12) months after the Employee's death, and the Committee may in its discretion extend the Expiration Date of the Option to accommodate such exercise.

         (b)      If the Employee's employment is terminated due to his

                  permanent and total disability, as defined in Section 22(c)(3) of the Code, the Employee may exercise the Option, subject to the limitation in Subsection 3.1(b), within twelve (12) months after Termination of Employment, but not later than the Option's Expiration Date.

         (c) If the Employee's employment is terminated due to his retirement, the Employee may exercise the Option, subject to the limitations of Subsection 3.1(b), within sixty (60) months after Termination of Employment, but not later than the Option's Expiration Date.

         (d) If the Employee's employment is terminated due to his retirement at or after age fifty-five (55) and such Employee continues as a director of the Company, the Employee may exercise the Option to the same extent as he would be able to exercise it if he continued to be employed, until the earlier of two (2) years after he ceases to be a director of the Company or the Option's Expiration Date.

         (e) If the Employee's employment is terminated other than for good cause or the reasons set forth in Subsections (a) through (d) above, the Employee may exercise the Option, subject to the limitations of Subsection 3.1(b), within three (3) months after Termination of Employment, but not later than the Option's Expiration Date.

3.4      Exercise of Option Upon Merger or Consolidation

         (a) Notwithstanding Section 3.3, the Option may not be exercised to any extent by anyone after the effective date of either the merger or consolidation of the Company into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation of 80% or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company. At least ten (10) days prior to the effective date of such merger, consolidation, exchange, acquisition, liquidation, or dissolution, the Committee shall give the

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                  Employee notice of such event if the Option has then neither been fully exercised nor become unexercisable due to the passage of the specified time period in Subsection (b) below.

         (b) In the event of such merger, consolidation, exchange, liquidation, or dissolution, the Committee may, in its absolute discretion and on such terms and conditions as it deems appropriate, provide by resolution adopted prior to such event and incorporated in the notice referred to in Subsection
                  (a) above, that for a specified period of time prior to the effective date of such event, the Option shall be exercisable as to all shares covered hereby, notwithstanding that the Option may not yet have become fully exercisable under Subsection 3.1(a).

                                   ARTICLE IV

                               EXERCISE OF OPTIONS

4.1      Partial Exercise

         Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2. Each partial exercise shall be for not less than twenty-five (25) shares (or a smaller number, if it is the maximum number which may be exercised under Section 3.1), and shall be for whole shares only.

4.2      Manner of Exercise

         The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following:

         (a) A written notice, complying with the applicable rules established by the Committee, stating that the Option or portion is thereby exercised. The notice shall be signed by the Employee or the other person then entitled to exercise the Option; and

         (b) Full payment for the shares with respect to which the option or portion thereof is exercised. Payment may be made in cash (or by certified or bank cashier's check), or by actual or constructive delivery to the Company, in accordance with the procedures established by the Company, of Company Common Stock then owned by the Employee with a fair market value on the date the option is exercised equal to the aggregate exercise purchase price of the shares with respect to which the option or portion thereof is exercised, or by a combination of cash and surrender of stock in the manner herein specified; and

         (c) Full payment to the Company of any federal, state or local taxes required to be withheld in connection with the exercise, which payment may be made in cash (or by certified or bank cashier's check) or by actual or constructive delivery and surrender to the Company in accordance with procedures established by the Company, of Company Common Stock then owned by the Employee with a fair market value on the date the option is exercised equal to the total of such taxes due in connection with the exercise, or by a combination of cash and surrender of stock in the manner herein specified; and

         (d) In the event the Option or portion thereof shall be exercised by any person or persons other than the Employee, appropriate proof of the right of such person or persons to

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                  exercise the Option.

4.3      Conditions to Issuance of Stock Certificates

         The shares of stock deliverable upon the exercise of the Option, or any part there of, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or part thereof prior to fulfillment of all of the following conditions:

         (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

         (b) The completion of any registration or other qualification of such shares under any state or federal law, or under rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable;

         (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

         (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience; and

         (e)      The receipt by the Company of full payment for such shares.

4.4      Rights as Shareholders

         The holder of the Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

                                    ARTICLE V

                                  MISCELLANEOUS

5.1      Administration

         The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board of Directors of the Company may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

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5.2      Transferability

         Neither the Option nor any interest or right therein or part thereof may be sold, pledged, assigned or transferred in any manner other than by will or by the applicable laws of descent and distribution, except as authorized by the Committee. The Option shall be exercised during the Employee's lifetime only by the Employee, or his guardian or legal representative, except as authorized by the Committee.

5.3      Notices

         Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to the Employee shall be addressed to him at the address given beneath his signature here to. By a notice given pursuant to this Section, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to Employee shall, if Employee is then deceased, be given to Employee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrap per addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.4      Titles

         Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.5      Construction

         This Agreement shall be administered and interpreted under the laws of the State of California.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                                        AVERY DENNISON CORPORATION

                                        by:  Chairman & Chief Executive Officer*

                                        by:  Secretary*

by:  Optionee*

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* Refer to the attached Notice.

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